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                                                                    Exhibit 10.8

                                 AMENDMENT NO. 5
                                       TO
                      NETWORK MEMBERSHIP LICENSE AGREEMENT

         AMENDMENT NO. 5 TO NETWORK MEMBERSHIP LICENSE AGREEMENT ("Amendment No. 5"), dated as of October 31, 2003, by and among AT&T Corp., a New York corporation, with offices located at 32 Avenue of the Americas, New York, New York 10013, for itself and its affiliated companies (collectively, "Licensor"), Triton PCS Operating Company L.L.C., a Delaware limited liability company, with offices located at 1100 Cassatt Road, Berwyn, PA 19312 ("Licensee") and AT&T Wireless Services, Inc., a Delaware corporation with offices located at 7277 164th Avenue N.E., Redmond, WA 98052 ("AWS"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the License Agreement referred to below.

         WHEREAS, AT&T Wireless PCS LLC, a Delaware limited liability company ("AWE") is a stockholder of Triton PCS Holdings, Inc., a Delaware corporation ("Triton PCS Holdings") that is the indirect owner of all of the membership interests of Licensee, and AWS is the sole member of AWE;

         WHEREAS, AWS, AWE and/or certain of their affiliates are parties to various agreements with Licensee and/or Triton PCS Holdings and certain of their affiliates regarding the governance and operation of Triton PCS Holdings and its affiliates;

         WHEREAS, Licensor and AWS have, for many years, used and Licensor, Licensee and AWS desire that Licensee continue to use, in accordance with the terms of that certain Network Membership License Agreement, dated as of February 4, 1998, between Licensor and Licensee (as amended, and including the terms and conditions of the letter from Mary Hawkins-Key to Andrew Price, dated October 20, 1998, the "License Agreement"), as amended hereby, the Licensed Marks in connection with the Licensed Activities; and

         WHEREAS, Licensor, AWS and Licensee seek to extend the initial License Agreement term for one (1) year, in lieu of renewing the License Agreement for an additional five (5) year term as provided therein, and to provide for the potential of additional one year terms thereafter pursuant to the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment of Section 11.1(a). Section 11.1(a) of the License Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

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         "(a) This Agreement shall commence on February 4, 1998 and shall be in effect for seven (7) years following such date ("initial term"), unless terminated earlier pursuant to this Section 11. At the end of the initial term, this Agreement shall automatically renew for successive additional one (1) year terms ("One-Year Additional Terms") unless this Agreement is terminated by Licensee or Licensor giving written notice to the other party (i) no later than ninety (90) days prior to the end of the initial term; or (ii) during any one of the One Year Additional Terms and no later than ninety (90) days prior to the end of the then current One Year Additional Term. Licensor shall not give such notice of termination, nor otherwise terminate this Agreement under the foregoing sentence, unless requested to do so in writing by AWS; and if so requested by AWS, in AWS' sole discretion, Licensor shall provide such timely termination notice to Licensee and thereby terminate this Agreement. Notwithstanding the foregoing, Licensor may provide such termination notice and thereby terminate this Agreement, without AWS' request to do so if a Significant Breach by Licensee has occurred and is continuing and Licensor notifies AWS of its intent to pursue its remedies with respect thereto giving AWS an opportunity, at AWS' sole discretion, to first help resolve Licensor's concerns."

         2. No Diminishment. Nothing in this Amendment No. 5 shall be construed in any way to diminish or condition any of the rights or exclusivity granted to AWS under the Brand License Agreement entered into between Licensor and AWS on June 4, 2001, other than for the temporary, limited and narrow incursion on AWS's exclusivity in the Licensed Territory made during the term of the License Agreement by the license granted to Licensee under section 2.1 thereof, which license is granted at AWS's request and with its permission.

         3. Severability of Provisions. Any provision of this Amendment No. 5 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         4. Agreement to Remain in Full Force and Effect. This Amendment No. 5 shall be deemed to be an amendment to the License Agreement. All references to the License Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the License Agreement as amended hereby. Except as amended hereby, the License Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

         5. Headings. The headings in this Amendment No. 5 are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 5 or any provision hereof.

         6. Counterparts. This Amendment No. 5 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment No. 5.

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         7.       Applicable Law; Jurisdiction. The construction, performance and interpretation of this Amendment No. 5 shall be governed by the U.S. Trademark Act, 15 U.S.C. 1051 et seq., and the internal, substantive laws of the State of New York, without regard to its principles of conflicts of law; provided that if the foregoing laws should be modified during the term hereof in such a way as to adversely affect the original intent of the parties, the parties will negotiate in good faith to amend this Amendment No. 5 to effectuate their original intent as closely as possible.

         8.       Other Agreements.

         (a) All the Parties agree that no provision of this Amendment No. 5 shall be deemed an acknowledgement or agreement by Triton PCS Holdings, Licensee or any of their affiliates that any of them are a party to or otherwise subject to or bound by the terms of the AT&T-AWS Brand License Agreement, nor shall it be deemed evidence that any such entity has any responsibility for the terms of such agreement.

         (b) Neither the existence nor the terms this Amendment No. 5, nor the parties' performance of their obligations hereunder, shall (i) constitute an approval or consent, or a waiver or modification by any party of any rights, remedies or obligations that such party may have (including, without limitation, with respect to exclusivity rights), under any other agreements (including, without limitation, the Stockholder' Agreement) or (ii) be used to interpret the provisions or intent of such other agreement in any arbitration, litigation or other adversarial proceeding.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
5 as of the date first above written.

                                AT&T CORP.

                                By: /s/ Frank L. Politano
                                    --------------------------------------------
                                Name: Frank L. Politano
                                Title: Assistant Secretary

                                TRITON PCS OPERATING COMPANY
                                L.L.C. (By Triton Management Company,
                                Inc., its manager)

                                By: /s/ David D. Clark
                                    --------------------------------------------
                                Name: David D. Clark
                                Title: Executive Vice President,
                                       Chief Financial Officer and
                                       Secretary

                                AT&T WIRELESS SERVICES, INC.

                                By: /s/ Mark D. Bradner
                                    --------------------------------------------
                                Name: Mark D. Bradner
                                Title: Vice President Corporate
                                       Development